                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              OCULAR SCIENCES, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                  OCULAR LOGO

                                OCULAR SCIENCES
                       1855 GATEWAY BOULEVARD, SUITE 700
                           CONCORD, CALIFORNIA 94520

                                 April 23, 2001

To Our Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Ocular Sciences, Inc. (the "Company") to be held at The Hilton Concord, 1970 Diamond Boulevard, Concord, California on May 24, 2001, at 9:00 a.m. Pacific Daylight Time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and proxy statement. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 is also enclosed for your information.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ John D. Fruth

                                          John D. Fruth
                                          Chief Executive Officer, President and
                                          Chairman of the Board of Directors

                                  OCULAR LOGO

                             OCULAR SCIENCES, INC.
                       1855 GATEWAY BOULEVARD, SUITE 700
                           CONCORD, CALIFORNIA 94520

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Ocular Sciences, Inc. (the "Company") will be held The Hilton Concord, 1970 Diamond Boulevard, Concord, California on May 24, 2001, at 9:00 a.m. Pacific Daylight Time, for the following purposes:

     1. To elect six directors of the Company, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors has nominated the following persons for election as directors:

        John D. Fruth                  William R. Grant
        Edgar J. Cummins               Francis R. Tunney, Jr.
        Terence M. Fruth               Terrance H. Gregg

     2. To amend the Company's 1997 Equity Incentive Plan to increase the number of shares of common stock available under the plan by 1,400,000 shares (from 3,000,000 shares to 4,400,000 shares).

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ John D. Fruth

                                          John D. Fruth
                                          Chief Executive Officer, President and
                                          Chairman of the Board of Directors
Concord, California
April 23, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             OCULAR SCIENCES, INC.
                       1855 GATEWAY BOULEVARD, SUITE 700
                           CONCORD, CALIFORNIA 94520

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                 APRIL 23, 2001

     The accompanying proxy is solicited on behalf of the Board of Directors of Ocular Sciences, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on May 24, 2001, at 9:00 a.m. Pacific Daylight Time (the "Annual Meeting"). The Annual Meeting will be held at The Hilton Concord, 1970 Diamond Boulevard, Concord, California. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 23, 2001. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 is enclosed with this proxy statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock at the close of business on April 9, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 23,306,595 shares of common stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

     Holders of the Company's common stock are entitled to one vote for each share held as of the Record Date. Shares of common stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of the Company's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

     Unless otherwise instructed, each valid returned proxy in the form accompanying this proxy statement that is not revoked will be voted "FOR" the election of the nominees of the Board of Directors, "FOR" the increase in the number of shares authorized for issuance under the 1997 Equity Incentive Plan (the "1997 Incentive Plan"), and at the proxy holder's direction, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn or postpone the Annual Meeting). Neither abstentions nor broker non-votes will be counted as a vote "FOR" or "AGAINST" the increase of shares authorized and reserved under the 1997 Incentive Plan. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     The expenses of soliciting proxies in the form accompanying this proxy statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, certain of the Company's directors, officers, employees and agents may also solicit proxies, without additional compensation, by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it at any time prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier resignation, removal or death. The size of the Company's Board of Directors (the "Board") is currently set at six members. Accordingly, at the Annual Meeting the stockholders will elect six persons to be the directors of the Company. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The Board has nominated for election as the directors of the Company the six persons identified under the heading "Directors/Nominees" below. All of the nominees have consented to being named herein and to serve if elected. If any nominee for any reason should become unavailable prior to the Annual Meeting, the proxies will be voted for such substitute nominee as the Board may determine.

DIRECTORS/NOMINEES

     The names of the Board's nominees for election as directors, and certain information about them as of April 9, 2001, which has been provided by the directors, are set forth below:

                                                                                                DIRECTOR
NAME OF NOMINEE                        AGE                 PRINCIPAL OCCUPATION                  SINCE
---------------                        ---                 --------------------                 --------
John D. Fruth........................  57    Chief Executive Officer, President and Chairman      1985
                                             of the Board of Directors of the Company
Edgar J. Cummins(1)..................  57    Healthcare Consultant                                1992
Terence M. Fruth.....................  62    Partner of the law firm of Fruth & Anthony, P.A.     1992
William R. Grant(2)..................  75    Chairman of Galen Associates                         1992
Francis R. Tunney, Jr.(3)............  53    Corporate Vice President -- Administration and       1996
                                               Corporate Secretary of Allergan, Inc.
Terrance H. Gregg(3).................  52    President and Chief Operating Officer of MiniMed,    1999
                                             Inc.

---------------
(1) Chairman of the Audit Committee

(2) Chairman of the Organization & Compensation Committee and Member of the Audit Committee

(3) Member of the Audit Committee and the Organization & Compensation Committee

     John D. Fruth founded the Company in 1985 and was the Chairman of the Board and Chief Executive Officer from the Company's inception until May 1999 when he resigned as Chief Executive Officer. On April 20, 2000, Mr. Fruth became the Chief Executive Officer and President of the Company when Norwick B.H. Goodspeed resigned from those positions. Mr. Fruth continues to serve as the Chairman of the Board. He was also President of the Company from 1985 to October 1997. Prior to joining the Company, Mr. Fruth worked in the regulatory affairs department and served as President, contact lens division, of CooperVision, Inc., a contact lens manufacturer, from 1976 to 1983. From 1972 to 1976, Mr. Fruth worked in sales and marketing management positions at Bausch & Lomb, Inc. John D. Fruth is the brother of Terence M. Fruth.

     Edgar J. Cummins has been a member of the Board since October 1992 and became the acting Vice President, Finance, and Chief Financial Officer of the Company when Greg Lichtwardt resigned from those positions in May 2000. Mr. Cummins remained as acting Vice President, Finance and Chief Financial Officer until November 27, 2000 when Sidney B. Landman became the new Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Cummins is currently principally occupied as an independent healthcare consultant. From May 1995 to January 1998, Mr. Cummins served as Chief Financial Officer of Chiron Vision Corporation, an ophthalmic surgical company. Chiron Vision Corporation was acquired by Bausch & Lomb, Inc. in December 1997. From 1986 to May 1995, he was Chief Financial Officer of Allergan, Inc. ("Allergan"). Prior to his service with Allergan, Mr. Cummins held various senior financial positions with American Hospital Supply Corporation, a health-care and medical products company, and Baxter Travenol Laboratories, Inc., a medical products company, over a period of seven years. Prior to that, he spent five years as a financial consultant for Arthur Young & Company, a certified public accounting firm.

     Terence M. Fruth has been a member of the Board since August 1992. Since 1985, Mr. Fruth has been a partner, Vice President and Corporate Secretary of Fruth & Anthony, P.A., a Minneapolis-based law firm specializing in commercial litigation. Mr. Fruth has been practicing law for over 30 years. Mr. Fruth is a member of both the Minnesota State and American Bar Associations. Terence M. Fruth is the brother of John D. Fruth.

     William R. Grant has been a member of the Board since October 1992. Since 1989, he has been the Chairman of Galen Associates, a venture capital firm specializing in emerging health-care companies. From 1987 to 1989, Mr. Grant served as Chairman of New York Life International Investment, and from 1979 to 1987, he was the Chairman and President of MacKay-Shields Financial Corporation. Prior to 1979, Mr. Grant had 25 years' experience with Smith Barney, Harris Upham & Co., Inc., where he served as President and, from 1976 to 1978, Vice Chairman. Mr. Grant previously served as Vice Chairman of SmithKline Beecham plc and currently serves on the boards of directors of Allergan, Inc.; Massey Energy Company, a Central Appalachian coal mining and energy development company; MiniMed, Inc., a company that specializes in drug delivery devices and systems; Quest Diagnostics Incorporated, a provider of clinical testing information and services; and Vasogen Inc. ("Vasogen"), a developer of immune modulation therapies for the treatment of certain inflammatory diseases.

     Francis R. Tunney, Jr. has been a member of the Board since October 1996. Mr. Tunney has served as Corporate Vice President -- Administration and Corporate Secretary of Allergan since January 2001. From February 1991 to December 2000, Mr. Tunney was Corporate Vice President -- Administration, General Counsel and Corporate Secretary of Allergan. From 1989 to 1991, Mr. Tunney was Senior Vice President, General Counsel and Corporate Secretary of Allergan. Mr. Tunney joined Allergan in 1985 as Associate General Counsel and from 1986 to 1989 served as Allergan's General Counsel. From 1979 to 1985, Mr. Tunney held several positions at SmithKline Beecham plc, including counsel for its Medical Device and Diagnostics Division, acting general manager for its Medical Ultrasound Division and senior international attorney within its corporate law department.

     Terrance H. Gregg has been a member of the Board since November 1999. Since October 1996, Mr. Gregg has served as the President and Chief Operating Officer of MiniMed, Inc., a medical device manufacturer. Mr. Gregg has also served as a director for Hemotherapies since June 1999, for MiniMed, Inc. since August 1998 and for Vasogen since September 1999.

     The Company incorporated under the name O.S.I. Corporation in California in 1985, and was reincorporated in Delaware in July 1997. Unless the context otherwise requires, references herein to the Company include its California predecessor.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board met eleven times and acted by unanimous written consent once during the year ended December 31, 2000. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which the director served.

     Standing committees of the Board include an Audit Committee and an Organization & Compensation Committee (the "Compensation Committee"). The Board does not have a nominating committee or a committee performing similar functions.

     The Audit Committee is composed of Edgar J. Cummins (Chairman of the Audit Committee), William R. Grant, Terrance H. Gregg and Francis R. Tunney, Jr. On June 7, 2000, Mr. Cummins resigned from the Audit Committee to assume the position of interim Chief Financial Officer of the Company, and was replaced by Terrance H. Gregg. Mr. Cummins was reinstated as Chairman of the Audit Committee on November 27, 2000 when Sidney B. Landman became the new Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of the Company. The Audit Committee: (1) nominates the independent auditors of the Company to be approved by the Board of Directors; (2) meets with the independent auditors to review the annual audit and as appropriate at other times during the year; (3) assists the full Board in evaluating the auditors' performance; and (4) reviews internal control procedures, related party transactions and, where appropriate, potential conflict of interest situations. The Audit Committee met two (2) times in the year ended December 31, 2000.

     During the year ended December 31, 2000 the Compensation Committee was composed of William R. Grant (Chairman of the Compensation Committee), Terrance
H. Gregg and Francis R. Tunney, Jr., each of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors," as defined pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). On June 7, 2000, Mr. Cummins resigned from the Compensation Committee to assume the position of interim Chief Financial Officer of the Company, and was replaced by Terrance H. Gregg. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 1997 Incentive Plan and makes recommendations to the Board regarding such matters. The Compensation Committee met three (3) times in the year ended December 31, 2000.

DIRECTOR COMPENSATION

     The Company does not pay cash compensation to its directors, other than reimbursement for reasonable expenses in attending meetings of the Board. The non-employee members of the Board receive stock option grants to purchase shares of the Company's common stock under the Company's 1997 Directors Stock Option Plan (the "Directors Option Plan").

     In June 1997, the Board adopted and the stockholders approved the Directors Option Plan and reserved a total of 300,000 shares of the Company's common stock for issuance thereunder. On November 28, 2000, the Board adopted and the stockholders approved an amendment to the Company's Directors Option Plan to increase the number of shares of common stock that are authorized and reserved for issuance under the Plan by 100,000 shares (from 300,000 shares to 400,000 shares). Only members of the Board who are not employees of the Company, or any parent, subsidiary or affiliate of the Company, are eligible to participate in the Directors Option Plan. On August 4, 1997, the effective date of the Company's initial public offering, each eligible director (Terence M. Fruth, William R. Grant, Francis R. Tunney and Edgar J. Cummins) was granted an option to purchase 30,000 shares at an exercise price of $16.50 per share. Thereafter, each eligible director is automatically granted an option to purchase 30,000 shares upon joining the Board. In addition, each eligible director is automatically granted an option to purchase 15,000 shares on each anniversary date of such director's initial option grant under the Directors Option Plan, if the director has served continuously as a member of the Board since the date the director was first granted an option under the Directors Option Plan. As of December 31, 2000, options to purchase a total of 345,000 shares of common stock have been granted under the Directors Option Plan. All options granted under the Directors Option Plan vest as to 1/36 of the shares subject to the option per month, commencing the first full month following the date of grant, for so long as the optionee continues as a member of the Board or as a consultant to the Company. The exercise price of all options granted under the Directors Option Plan is and will be the fair market value of the Company's common stock on the date of grant.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS

               PROPOSAL NO. 2 -- AMENDMENT TO 1997 INCENTIVE PLAN
                       TO ADD 1,400,000 AUTHORIZED SHARES

     The stockholders are being asked to approve an amendment to the Company's 1997 Incentive Plan to increase the number of shares of common stock that are authorized for issuance under the plan by 1,400,000 shares (from 3,000,000 shares to 4,400,000 shares).

     The 1997 Incentive Plan is an important part of the Company's compensation program and is essential to the Company's ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an increasingly important component of their compensation. As of April 9, 2001, only 293,459 shares of common stock remained available for issuance under the 1997 Incentive Plan. The Board does not believe this relatively small number of shares will be adequate for the future needs of the Company. The Board believes that the proposed amendment of the 1997 Incentive Plan to increase the number of authorized shares will enable the Company to continue to provide stock-based compensation to new and current employees and facilitate expansion and retention of the Company's employee base.

VOTE REQUIRED FOR APPROVAL

     Approval of this amendment to the 1997 Incentive Plan requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting that are voted "FOR" or "AGAINST" the proposal. The Board approved the proposed amendment on March 30, 2001, to be effective upon stockholder approval. Below is a summary of the principal provisions of the 1997 Incentive Plan, assuming stockholder approval of this amendment. The summary is not necessarily complete and reference is made to the full text of the 1997 Incentive Plan.

1997 INCENTIVE PLAN HISTORY

     The Board adopted the 1997 Incentive Plan in June 1997, under which an aggregate of 1,000,000 shares of common stock were authorized for issuance. In July 1997, the 1997 Incentive Plan was amended to reflect a two-for-one stock split of the Company's common stock, and was approved by the Company's stockholders. The 1997 Incentive Plan became effective on August 4, 1997, the effective date of the Company's initial public offering. In March 1999, the Board approved an amendment to the 1997 Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by 1,000,000 shares (from 2,000,000 shares to 3,000,000 shares) and the Company's stockholders approved the amendment in May 1999. The 1997 Incentive Plan authorizes the award of options, opportunities to purchase restricted stock and stock bonuses (each an "Award"). The purpose of the 1997 Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering those persons an opportunity to participate in the Company's future performance through grants of Awards.

     From the plan's effective date to December 31, 2000, options to purchase an aggregate of 4,762,650 shares of the Company's common stock were granted under the 1997 Incentive Plan, of which 3,111,890 shares remained outstanding as of December 31, 2000. Of these, options were granted to the Named Executive Officers of the Company (as that term is defined under the heading "Security Ownership of Certain Beneficial Owners and Management" below) in the following amounts: John D. Fruth, 270,000 shares (also a director and principal stockholder); Bradley S. Jones, 151,000 shares; William B. Downs, 85,000 shares; James M. Welch, 106,000 shares; and Linda A. Hoffman, 114,000 shares. During the same period, the Company's current executive officers, as a group (11 persons), were granted options to purchase a total of 1,140,750 shares. No options were granted during this period, under the 1997 Incentive Plan, to any outside director of the Company, since outside directors are compensated under the Directors Option Plan. No options were granted during this same period under the 1997 Incentive Plan to any entity in which any officer or director of the Company beneficially owns 10% or more of any class of securities, to any trust in which any officer or director holds a substantial beneficial interest or serves in a fiduciary capacity, or to any relative or spouse, or a relative of such spouse, of any officer or director of the Company, and no person, except John D.

Fruth, received 5% or more of such options. As of December 31, 2000, all employees, other than the executive officers, as a group, received options to acquire 1,971,140 shares.

SHARES SUBJECT TO THE 1997 INCENTIVE PLAN

     The stock subject to issuance under the 1997 Incentive Plan consists of shares of the Company's authorized but unissued common stock. In addition, any shares remaining unissued under the Company's 1989 Stock Option Plan (the "1989 Option Plan") on the effective date of the 1997 Incentive Plan, including any shares issuable upon exercise of options granted pursuant to the 1989 Option Plan that expire or become unexercisable for any reason without having been exercised in full, are no longer available for issuance under the 1989 Option Plan but are available for issuance under the 1997 Incentive Plan. As of December 31, 2000, 3,111,890 shares of common stock were outstanding under the 1997 Incentive Plan and options to purchase 219,269 shares remained available for grant under the plan. Shares subject to an option granted pursuant to the 1997 Incentive Plan that expires or terminates for any reason without being exercised or shares subject to a restricted stock award granted pursuant to the 1997 Incentive Plan that is forfeited or is repurchased by the Company at the original issue price or that otherwise terminates without the shares being issued, will again become available for grant and issuance pursuant to Awards under the 1997 Incentive Plan. The number of shares authorized for issuance is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

ELIGIBILITY

     Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive Awards under the 1997 Incentive Plan (the "Participants"). No Participant is eligible to receive more than 1,200,000 shares of common stock in any calendar year under the 1997 Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 1,600,000 shares of common stock issuable upon exercise of stock options in the calendar year in which they commence their employment with the Company. As of December 31, 2000, approximately 348 persons were eligible to participate in the 1997 Incentive Plan, 3,111,890 shares were subject to outstanding options and no shares had been issued pursuant to restricted stock or stock bonus awards. As of that date, 219,269 shares were available for future issuance pursuant to the 1997 Incentive Plan, after taking into account the shares originally reserved for issuance under the 1989 Option Plan that were subject to awards that have become available for issuance under the 1997 Incentive Plan (but without taking into account the proposed amendment to the 1997 Incentive Plan). The closing price of the Company's common stock on the Nasdaq National Market was $17.1875 per share on April 6, 2001, the last trading day before the Record Date.

ADMINISTRATION

     The 1997 Incentive Plan is administered by the Compensation Committee which is described under the headings "Proposal No. 1 -- Election of Directors -- Board of Directors' Meetings and Committees" and "Report of the Compensation Committee."

     Subject to the terms of the 1997 Incentive Plan, the Compensation Committee determines who will receive Awards, the number of shares subject to each Award and the terms and conditions of Awards. The Compensation Committee also has the authority to construe and interpret any of the provisions of the 1997 Incentive Plan and any agreement or Award granted thereunder, to grant Awards and establish the terms of any Awards, as well as to make all other determinations necessary or advisable for the administration of the 1997 Incentive Plan. The Compensation Committee has delegated to the Company's Chief Executive Officer or the President or the Chief Financial Officer the authority to grant ordinary course stock options to non-officer employees, subject to certain restrictions.

STOCK OPTIONS

     The 1997 Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Code and nonqualified stock options. Incentive stock options may be granted only to employees of the Company or of a parent or subsidiary of the Company. Nonqualified stock options may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or of any parent or subsidiary of the Company, provided the consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction ("Eligible Service Providers"). The exercise price of incentive stock options must be at least equal to the fair market value of the Company's common stock on the date of grant (110% of that value in the case of incentive stock options issued to a person who directly or indirectly owns more than 10% of the voting power of the Company). The exercise price of nonqualified stock options must be at least equal to 85% of that value. The maximum term of options granted under the 1997 Incentive Plan is ten years; except that incentive stock options granted to a 10% shareholder may not be exercised more than five years after the date the option is granted. Options granted under the 1997 Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. Options granted under the 1997 Incentive Plan generally expire ninety days after the termination of the optionee's service to the Company or to a parent or subsidiary of the Company, except in the case of death or disability, in which case the options may be exercised up to twelve months following the date of death or termination of service. Options terminate on the date of notice of termination of employment for certain causes.

     The exercise price of options granted under the 1997 Incentive Plan may be paid in cash (by check) or, as approved by the Compensation Committee at the time of grant or in limited circumstances at the time of exercise: (1) by cancellation of indebtedness of the Company to the optionee; (2) by surrender of fully-paid shares of the Company's common stock owned by the optionee for at least six months or which were obtained in the public market; (3) by tender of a full recourse promissory note; (4) by waiver of compensation due to or accrued by the optionee for services rendered; (5) by a "same-day sale" commitment from the optionee and a National Association of Securities Dealers, Inc. ("NASD") broker; (6) by a "margin" commitment from the optionee and an NASD broker; or
(7) by any combination of the foregoing.

RESTRICTED STOCK AWARDS

     The Compensation Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other Awards under the 1997 Incentive Plan, under terms, conditions and restrictions approved by the Committee. During the year ended December 31, 2000, the Company did not grant any restricted stock awards.

STOCK BONUS AWARDS

     The Compensation Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the 1997 Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. During the year ended December 31, 2000, the Compensation Committee did not grant any stock bonus awards.

CERTAIN CORPORATE TRANSACTIONS

     In the event of a merger, consolidation, dissolution, liquidation, or sale of all or substantially all of the assets of the Company or certain other similar corporate transactions, any or all outstanding Awards may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent Awards or provide consideration to Award recipients which is substantially similar to that provided to stockholders in the transactions. If the successor does not assume or substitute Awards, outstanding Awards will expire upon consummation of the transaction, although the Board in its sole discretion may provide that the vesting of any or all Awards will accelerate prior to consummation of the transaction.

AMENDMENT OF THE 1997 INCENTIVE PLAN

     The Board may, at any time, terminate or amend the 1997 Incentive Plan, including amending any form of Award agreement or instrument to be executed pursuant to the 1997 Incentive Plan. However, the Board may not amend the 1997 Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder.

TERM OF THE 1997 INCENTIVE PLAN

     Unless terminated earlier as provided in the 1997 Incentive Plan, the 1997 Incentive Plan will expire in June 2007, ten years after the date it was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

     The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the Company and Participants under the 1997 Incentive Plan. Federal tax laws may change and the federal, state and local tax consequences for any Participant will depend upon his or her individual circumstances. Each Participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1997 Incentive Plan.

     Incentive Stock Options. A Participant will recognize no income upon grant of an incentive stock option and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax as described below). If the Participant holds shares acquired upon exercise of an incentive stock option for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the shares. This gain or loss will be equal to the difference between the amount realized upon disposition and the amount paid for the shares.

     If the Participant disposes of shares acquired upon exercise of an incentive stock option prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of the shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the shares were held by the Participant.

     Alternative Minimum Tax. The difference between the fair market value of the shares acquired upon exercise of an incentive stock option on the date of exercise and the exercise price is an adjustment to income for purposes of alternative minimum tax. Upon a sale of shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares acquired upon exercise of an incentive stock option at exercise over the amount paid for the shares.

     Nonqualified Stock Options. A Participant will not recognize any taxable income at the time a nonqualified stock option is granted. However, upon exercise of a nonqualified stock option, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company. Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Restricted Stock and Stock Bonus Awards. Generally, a recipient will not be taxed upon the grant or purchase of stock bonus awards or restricted stock that is subject to a "substantial risk of forfeiture," within the meaning of
Section 83 of the Code, until such time as the stock bonus award or restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the Participant will be taxed on the difference between the fair market value of the shares and the amount the Participant paid, if any, for the stock bonus award or restricted stock. However, the recipient of a stock bonus award or restricted stock may make an election under Section 83(b) of the Code to be taxed with respect to the award as of the date of its transfer, rather than the date or dates on which the shares under the award are no longer subject to a substantial risk of forfeiture and the Participant would otherwise be taxable under Section 83 of the Code.

     Maximum Tax Rates. The maximum federal tax rate applicable to ordinary income is 39.6%. Long-term capital gain is taxed at a maximum federal rate of 20%. To receive long-term capital gain treatment, the stock must be held for more than one year.

     Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income, provided that the Company timely reports the income to the Internal Revenue Service. The Company will be entitled to a deduction in connection with the disposition of shares acquired upon exercise of an incentive stock option only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the shares.

     ERISA. The 1997 Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not intended to be qualified under Section 401(a) of the Code.

                               NEW PLAN BENEFITS

     The amounts of future Award grants under the 1997 Incentive Plan are not determinable because under the terms of the 1997 Incentive Plan, grants are made at the discretion of the Compensation Committee and, in certain limited instances described above, at the discretion of the Chief Executive Officer, President or Chief Financial Officer. Future stock option exercise prices are not determinable because they are based upon the fair market value of the Company's common stock on the date of grant.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                 PROPOSED AMENDMENT TO THE 1997 INCENTIVE PLAN.

                         TRANSACTION OF OTHER BUSINESS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 4, 2001, with respect to the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company based on publicly available records to be the beneficial owner of more than 5% of the Company's common stock, (ii) each director and nominee for election as a director, (iii) the Chief Executive Officer of the Company and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal year 2000 (together, the "Named Executive Officers") and (iv) all current directors and executive officers as a group.

                                                                 SHARES         PERCENT OF
                                                              BENEFICIALLY      OUTSTANDING
5% STOCKHOLDERS, DIRECTORS AND NAMED EXECUTIVE OFFICERS         OWNED(1)      COMMON STOCK(1)
-------------------------------------------------------       ------------    ---------------
John D. Fruth(2)............................................   5,033,330           21.6%
Snyder Capital Management, L.P. and affiliates(3)...........   2,366,400           10.2%
Wellington Management Company, LLP.(4)......................   2,324,450           10.0%
FMR Corp.(5)................................................   1,635,500            7.0%
Galen Partners, L.P. and affiliates(6)......................     765,363            3.3%
William R. Grant(7).........................................     113,407            0.5%
Francis R. Tunney, Jr.(8)...................................      51,018            0.2%
Terence M. Fruth(9).........................................     152,446            0.7%
Edgar J. Cummins(10)........................................      52,804            0.2%
Terrance H. Gregg(11).......................................      14,333            0.1%
Bradley S. Jones(12)........................................     195,599            0.8%
William B. Downs(13)........................................      37,599            0.2%
James M. Welch(14)..........................................      28,400            0.1%
Linda A. Hoffman(15)........................................      72,000            0.3%
All directors and executive officers as a group (11
  persons)(16)..............................................   6,516,299           28.0%

---------------
  *  Less than 1% of the Company's outstanding common stock

 (1) Percentage ownership is based on 23,304,795 shares of the Company's common stock outstanding as of April 4, 2001. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 4, 2001 are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Represents 5,000,000 shares held of record by Mr. Fruth and 33,330 shares that may be acquired by Mr. Fruth upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001. Mr. Fruth was appointed as the Company's Chief Executive Officer and President on April 20, 2000. The address for Mr. Fruth is c/o Ocular Sciences, Inc., 1855 Gateway Boulevard, Suite 700, Concord, California 94520.

 (3) Information regarding Snyder Capital Management, L.P. ("SCMLP") and its affiliates is derived from the Schedule 13G filed by SCMLP and Snyder Capital Management, Inc. ("SCMI") with the Securities and Exchange Commission on February 15, 2001. The shares reported as beneficially owned by SCMLP may also be deemed to be beneficially owned by SCMI, the sole general partner of SCMLP, and Nvest Companies, L.P., which wholly owns SCMLP and SCMI. The address for SCMLP and SCMI is 350 California Street, Suite 1460, San Francisco, California 94104.

 (4) Information regarding Wellington Management Company, L.P. ("Wellington") is derived from the Schedule 13G filed by Wellington with the Commission on February 13, 2001. Wellington's address is 75 State Street, Boston, Massachusetts 02109.

 (5) Information regarding FMR Corp. ("FMR") is derived from the Schedule 13G filed by FMR with the Securities and Exchange Commission on February 14, 2000. Of the shares reported as beneficially owned by FMR, 1,635,500 shares may be deemed beneficially owned by Fidelity Management & Research Company, a wholly- owned subsidiary of FMR ("Fidelity"). These shares may be deemed beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR ("FMT"). Additionally, 1,635,500 of the shares deemed beneficially owned by FMR are beneficially owned by Fidelity Low-Priced Stock Fund, an investment company for which FMR acts as investment advisor. Edward C. Johnson, 3d and Abigail P. Johnson, each individuals who may be deemed to form a controlling group with respect to FMR, may also be deemed to beneficially own the shares reported as beneficially owned by FMR. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

 (6) Information regarding Galen Partners, L.P. and its affiliates is derived from the Schedule 13G filed by Galen Partners, L.P. with the Securities and Exchange Commission on May 13, 1999. Shares owned represent 682,584 shares held of record by Galen Partners, L.P., 70,299 shares held of record by Galen Partners International, L.P. and 11,010 shares held of record by Galen Associates, but do not include 62,575 shares held of record by William R. Grant (a director of the Company) and 50,832 shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001. Mr. Grant, Bruce
     F. Wesson and Rebound Investments, Inc. are the general partners of BGW Partners, L.P., the general partner of Galen Partners, L.P. and Galen Partners International, L.P. and thus may be deemed to have voting and investment power with respect to these shares. The address for these individuals and entities is c/o Galen Associates, 610 Fifth Avenue, New York, New York 10020.

 (7) Represents 62,575 shares of record held by Mr. Grant and 50,832 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001.

 (8) Represents 186 shares held of record by Mr. Tunney and 50,832 shares of common stock that may be acquired by Mr. Tunney upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001.

 (9) Represents 101,614 shares of record held by Mr. Fruth and 50,832 shares of common stock that may be acquired by Mr. Fruth upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001.

(10) Represents 1,972 shares of record held by Mr. Cummins and 50,832 shares of common stock that may be acquired by Mr. Cummins upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001.

(11) Represents 1,000 shares of record held by Mr. Gregg and 13,333 shares of common stock that may be acquired by Mr. Gregg upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001.

(12) Represents 146,000 shares of record held by Mr. Jones and 49,599 shares that may be acquired by Mr. Jones upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001. Mr. Jones is the Vice President, U.S. Sales & Marketing for the Company.

(13) Represents 37,599 shares of common stock that may be acquired by Mr. Downs upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001. Mr. Downs is the Company's Chief Information Officer.

(14) Represents 28,400 shares of common stock that may be acquired by Mr. Welch upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001. Mr. Welch is the Vice President, International Sales & Marketing for the Company.

(15) Represents 38,000 shares of record held by Mrs. Hoffman and 34,000 shares that may be acquired by Mrs. Hoffman upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 4, 2001. Mrs. Hoffman is the Vice President, Operations for the Company.

(16) Includes the shares described in notes (2), (6), (7), (8), (9), (10), (11),
     (12), (13), (14) and (15).

                               EXECUTIVE OFFICERS

     The executive officers of the Company, and certain information about them as of April 4, 2001, are set forth below:

NAME                                   AGE                           POSITION
----                                   ---                           --------
John D. Fruth........................  57     Chief Executive Officer, President and Chairman of the
                                              Board of Directors
Sidney B. Landman....................  54     Vice President, Finance, Chief Financial Officer,
                                              Secretary and Treasurer
Bradley S. Jones.....................  38     Vice President, U.S. Sales & Marketing
James M. Welch.......................  40     Vice President, International Sales & Marketing
William B. Downs.....................  57     Chief Information Officer
Linda A. Hoffman.....................  53     Vice President, Operations

     For information regarding the positions and offices within the Company held by Mr. Fruth, please see the discussion under the heading "Proposal No.
1 -- Election of Directors -- Directors/Nominees."

     Sidney B. Landman has served as Vice President, Finance, Chief Financial Officer, Secretary and Treasurer, of the Company since November 2000. From 1999 to October 2000, Mr. Landman served as an independent management consultant. From 1997 to 1999, Mr. Landman served as President, Chief Operating Officer and Chief Financial Officer of Xerox Engineering Systems, Inc., a wholly-owned subsidiary of Xerox Corporation. From 1996 to 1997, Mr. Landman served as Chief Financial Officer of Xerox Production Systems Group. From 1995 to 1996, Mr. Landman served as Chief Financial Officer of Xerox Production Systems Division. From 1994 to 1995, Mr. Landman served as Vice President, Business Operations and Chief Financial Officer of Xerox Document Production Systems Division. From 1993 to 1994, Mr. Landman served as Vice President, Finance, Treasurer and Chief Financial Officer of Amtote International, a company supplying equipment and services to the gaming industry. From 1991 to 1992, Mr. Landman served as Vice President, Finance and Chief Financial Officer of Triax Corporation, a company manufacturing and marketing defense electronics products.

     Bradley S. Jones has served as Vice President, U.S. Sales & Marketing, for the Company since 1991. Since joining the Company in 1985, Mr. Jones has held various positions in the Company's U.S. Sales division.

     James M. Welch has served as Vice President, International Sales & Marketing, for the Company since July 1997. From September 1995 to June 1997, Mr. Welch served as Director, Process Development, and from December 1993 to August 1995, served as Director, International Sales and Marketing, for the Company. From 1992 to 1993, Mr. Welch served as General Manager and Chief Executive Officer of Opti-Top, Inc., a sales and export company of opthalmic products. From 1984 to 1992, Mr. Welch held various technical and management positions with Bausch & Lomb, Inc.'s International Division, a company that manufactures and markets eye-care products.

     William B. Downs has served as Chief Information Officer for the Company since March 1996. From August 1989 to February 1996, Mr. Downs served as Group IT Director for Sega of America, a video gaming company. From April 1987 until March 1989, Mr. Downs served as Vice President of MIS for Worlds of Wonder, a high technology toy company. From 1971 to 1987, Mr. Downs held various technical and management positions with the Motorola Semiconductor Products Sector and Motorola Computer Systems Group. Mr. Downs received his bachelor's degree in industrial management and industrial engineering from Texas Tech University and an MBA from Arizona State University.

     Linda A. Hoffman has served as Vice President, Operations, for the Company since July 1998. Ms. Hoffman joined the Company in January 1988. From January 1991 to March 1994, Ms. Hoffman was Manager of Distribution for the Company. From March 1994 to July 1998, Ms. Hoffman served as Director of Operations.

                             EXECUTIVE COMPENSATION

COMPENSATION OF NAMED OFFICERS

     The following table sets forth the compensation awarded to, or earned for services rendered in all capacities to the Company by, the Company's Named Executive Officers during fiscal years 1998, 1999 and 2000. This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                         ANNUAL COMPENSATION                    ------------
                                        -----------------------------------------------------    SECURITIES
                                        FISCAL                                 OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR    SALARY($)(1)   BONUS($)(2)   COMPENSATION($)    OPTIONS(#)
---------------------------             ------   ------------   -----------   ---------------   ------------
John D. Fruth.........................   2000      266,667(3)     133,333            3,428(3)          --
  Chairman of the Board, Chief           1999      289,308        227,125            6,560(3)      50,000
  Executive Officer and President        1998      395,000        192,500            7,023(3)     220,000
Bradley S. Jones......................   2000      200,000         60,000          112,828(4)      40,000
  Vice President, U.S. Sales and         1999      162,200         29,196          332,426(4)      60,000
  Marketing                              1998      157,735         16,195        2,171,543(4)      51,000
William B. Downs......................   2000      183,000         45,479            4,979(5)      25,000
  Chief Information Officer              1999      170,000         31,875          738,797(5)      40,000
                                         1998      162,000         46,575            2,022(5)      20,000
James M. Welch........................   2000      175,000         35,000           74,508(6)      40,000
  Vice President, International Sales    1999      143,000             --          348,585(6)      42,000
  and Marketing                          1998      135,000          3,304        1,113,257(6)      24,000
Linda A. Hoffman......................   2000      146,000         29,122          566,695(7)      40,000
  Vice President, Operations             1999      138,000         20,700            3,000(7)      40,000
                                         1998      130,000         28,808          160,148(7)      34,000

---------------
(1) For the fiscal years 2000, 1999 and 1998, represents salaries earned in fiscal year 2000, 1999 and 1998, respectively, regardless of when paid.

(2) For the fiscal years 2000, 1999 and 1998, represents bonuses earned in fiscal year 2000, 1999 and 1998, respectively, regardless of when paid.

(3) Mr. Fruth had resigned as the Chief Executive Officer in May 1999 and was re-appointed Chief Executive Officer and President on April 20, 2000. As a result, his annual compensation for fiscal year 2000 does not reflect his full base salary of $300,000. For fiscal year 2000, Other Annual Compensation represents premiums paid by the Company with respect to term life insurance for Mr. Fruth's benefit in the amount of $774 and the Company's 401K contribution match in the amount of $2,654. For fiscal year 1999, Other Annual Compensation represents premiums paid by the Company with respect to term life insurance for Mr. Fruth's benefit in the amount of $774 and the Company's 401K contribution match in the amount of $5,786. For fiscal year 1998, Other Annual Compensation represents premiums paid by the Company with respect to term life insurance for Mr. Fruth's benefit in the amount of $2,250, automobile expenses paid by the Company for his benefit in the amount of $2,038 and the Company's 401K contribution match in the amount of $2,735.

(4) For fiscal year 2000, represents premiums paid by the Company with respect to term life insurance for Mr. Jones' benefit in the amount of $162, gains on Company stock options exercised in the amount of $110,250, and the Company's 401K contribution match in the amount of $2,416. For fiscal year 1999, represents premiums paid by the Company with respect to term life insurance for Mr. Jones' benefit in the amount of $122, gains on Company stock options exercised in the amount of $318,750, sales commissions in the amount of $9,793 and the Company's 401K contribution match in the amount of $3,761. For fiscal year 1998, represents premiums paid by the Company with respect to term life insurance for Mr. Jones' benefit in the amount of $137, sales commissions in the amount of $42,396, gains on Company stock options exercised in the amount of $2,127,748 and the Company's 401K contribution match in the amount of $1,261.

(5) For fiscal year 2000, represents premiums paid by the Company with respect to term life insurance for Mr. Downs' benefit in the amount of $686 and the Company's 401K contribution match in the amount of $4,293. For fiscal year 1999, represents premiums paid by the Company with respect to term life insurance for Mr. Downs' benefit in the amount of $619, gains on Company stock options exercised in the amount of $734,780 and the Company's 401K contribution match in the amount of $3,398. For fiscal year 1998, represents premiums paid by the Company with respect to term life insurance for Mr. Downs' benefit in the amount of $900 and the Company's 401K contribution match in the amount of $1,122.

(6) For fiscal year 2000, represents premiums paid by the Company with respect to term life insurance for Mr. Welch's benefit in the amount of $180, sales commissions in the amount of $16,380, gains on Company stock options exercised in the amount of $55,290 and the Company's 401K contribution match in the amount of $2,658. For fiscal year 1999, represents premiums paid by the Company with respect to term life insurance for Mr. Welch's benefit in the amount of $102, gains on Company stock options exercised in the amount of $321,330, sales commissions in the amount of $23,846, and the Company's 401K contribution match in the amount of $3,337. For fiscal year 1998, represents premiums paid by the Company with respect to term life insurance for Mr. Welch's benefit in the amount of $66, gains on Company stock options exercised in the amount of $1,070,580, sales commissions in the amount of $41,569, and the Company's 401K contribution match in the amount of $1,042.

(7) For fiscal year 2000, represents premiums paid by the Company with respect to term life insurance for Ms. Hoffman's benefit in the amount of $266, gains on Company stock options exercised in the amount of $564,063, and the Company's 401K contribution match in the amount of $2,366. For fiscal year 1999, represents premiums paid by the Company with respect to term life insurance for Ms. Hoffman's benefit in the amount of $243 and the Company's 401K contribution match in the amount of $2,757. For fiscal year 1998, represents premiums paid by the Company with respect to term life insurance for Ms. Hoffman's benefit in the amount of $253, gains on Company stock options exercised in the amount of $158,995, and the Company's 401K contribution match in the amount of $900.

                          OPTION GRANTS IN FISCAL 2000

     The Company grants options to its executive officers under the 1997 Incentive Plan, although in the past, the Company has granted options under the 1989 Option Plan. As of the effective date of the 1997 Incentive Plan, shares remaining unissued under the 1989 Option Plan were no longer available for issuance under the 1989 Option Plan, but were available for issuance under the 1997 Incentive Plan. For a description of the 1997 Incentive Plan, please see the information under the heading "Proposal No. 2 -- Amendment to 1997 Incentive Plan to Add 1,400,000 Authorized Shares." As of December 31, 2000, options to purchase 3,111,890 shares were outstanding under the 1997 Incentive Plan and options to purchase 219,269 shares remained available for grant under the 1997 Incentive Plan. The following table sets forth information regarding option grants during fiscal year 2000 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                                                                            POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                             ------------------------------------------------------------   % OF ANNUAL RATES OF
                               NUMBER OF       PERCENT OF                                        STOCK PRICE
                              SECURITIES     TOTAL OPTIONS                                      APPRECIATION
                              UNDERLYING       GRANTED TO                                    FOR OPTION TERM(4)
                                OPTIONS       EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------
NAME                         GRANTED(#)(1)   FISCAL YEAR(2)    PER SHARE(3)       DATE         5%          10%
----                         -------------   --------------   --------------   ----------   ---------   ---------
John D. Fruth..............         --              --                --             --           --          --
Bradley S. Jones...........     40,000            3.94%          $11.375        8/17/10     $286,147    $725,152
William B. Downs...........     25,000            2.46%          $11.375        8/17/10     $178,842    $453,221
James M. Welch.............     40,000            3.94%          $11.375        8/17/10     $286,147    $725,152
Linda A. Hoffman...........     40,000            3.94%          $11.375        8/17/10     $286,147    $725,152

---------------
(1) The options that expire on August 17, 2010 vest over a five-year period, with 20% of the options vesting upon the completion of each year of service. For a detailed description of the terms of a stock option granted under the 1997 Incentive Plan, please see the information under the heading "Proposal No. 2 -- Amendment to 1997 Incentive Plan to Add 1,400,000 Authorized
    Shares -- Stock Options."

(2) Based on options to purchase an aggregate of 1,016,350 shares of the Company's common stock granted to employees and directors of, and consultants to, the Company during the fiscal year ended December 31, 2000, including the Named Executive Officers.

(3) Under the terms of the 1997 Incentive Plan, the exercise price per share equals the fair market value of the common stock on the date of grant, which is defined as the closing price of the common stock on the the date of grant.

(4) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices.

     AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information regarding the exercise of stock options by the Named Executive Officers during fiscal year 2000 and stock options held as of December 31, 2000 by the Named Executive Officers.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 SHARES       VALUE        AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(2)
                              ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME                          EXERCISES(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   --------   -----------   -------------   -----------   -------------
John D. Fruth...............         --      $     --     33,330          16,670       $     --        $    --
Bradley S. Jones............      8,000      $110,250     49,599         101,401             --        $10,000
William B. Downs............         --      $     --     37,599          59,400       $105,520        $ 6,250
James M. Welch..............      6,000      $ 55,290     28,400          77,600       $     --        $10,000
Linda A. Hoffman............     38,000      $564,063     34,000          80,000       $     --        $10,000

---------------
(1) Value realized is based on the fair market value of the Company's common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2) Based on the closing price of the Company's common stock at December 29, 2000 ($11.625 per share) less the exercise price payable for such shares.

          EMPLOYEE BENEFIT PLANS AND MANAGEMENT EMPLOYMENT AGREEMENTS

     1989 Plan. Under the 1989 Plan, options to purchase 176,120 shares of common stock were outstanding as of December 31, 2000. The 1989 Plan was terminated on August 4, 1997, the effective date of the Company's initial public offering, at which time the Company's 1997 Incentive Plan became effective. As a result, no options have been granted under the 1989 Plan since the Company's initial public offering. However, termination does not affect any outstanding options, all of which will remain outstanding until exercised or until they terminate or expire in accordance with their terms. The terms of options granted under the 1989 Plan and the administration of the plan are substantially the same as those that pertain to the 1997 Incentive Plan, except that the vesting of options granted prior to March 1, 1995 under the 1989 Plan accelerates upon certain acquisitions of the Company unless the options are assumed or substituted by the acquiring corporation.

     1997 Incentive Plan. In June 1997, the Board adopted the 1997 Incentive Plan, under which an aggregate of 1,000,000 shares of common stock were reserved for issuance. In July 1997, the 1997 Incentive Plan was amended to reflect a two-for-one stock split of the Company's common stock and the Company's stockholders approved the 1997 Incentive Plan. The 1997 Incentive Plan became effective on August 4, 1997, the effective date of the Company's initial public offering. In March 1999, the Board approved an amendment to the 1997 Incentive Plan to increase the number of shares of common stock authorized and reserved for issuance under the plan by 1,000,000 (from 2,000,0000 shares to 3,000,000 shares), and the Company's stockholders approved the amendment in May 1999. For a description of the 1997 Incentive Plan, please see the information under the heading "Proposal No. 2 -- Amendment to 1997 Equity Incentive Plan to Add 1,400,000 Authorized Shares."

     1997 Employee Stock Purchase Plan. In June 1997, the Board adopted and the stockholders approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 400,000 shares of the Company's common stock for issuance thereunder. The Purchase Plan has yet to become effective, and as of April 4, 2001, no shares of common stock had been purchased under the Purchase Plan. If and when the Purchase Plan becomes effective, it will permit eligible employees to acquire shares of the Company's common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 2% and 10% of their compensation and are subject to certain maximum purchase limitations described in the

Purchase Plan. Except for the first offering, each offering under the Purchase Plan will be for a period of 24 months (an "offering period") and will consist of four six-month purchase periods. The purchase price for the Company's common stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company's common stock on the first day of the applicable Offering Period and the last day of the applicable purchase period. The Board has the authority to determine the date on which the first offering period will begin and the length of such offering period. The Board has the power to change the duration of offering periods and purchase periods. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

     Management Employment Agreements. Under Mr. Landman's employment agreement, the Company will extended a $300,000 loan to Mr. Landman in connection with his purchase of a new residence. The loan is interest free and is secured by a purchase money second deed of trust on the new residence, and will be forgiven upon completion of five consecutive years of employment with the Company. The loan is due and payable in full within ninety days after Mr. Landman's voluntary resignation or termination by the Company for "Cause" (as defined in Mr. Landman's employment agreement), or Mr. Landman's agreement to sell, convey, transfer, dispose of, or further encumber the new residence.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Terrance H. Gregg, William R. Grant and Francis R. Tunney, Jr. Edgar J. Cummins resigned from the Compensation Committee on June 7, 2000 to assume the position of interim Chief Financial Officer and was replaced by Mr. Gregg. There are and were no interlocking relationships between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. For a description of transactions between the Company and members of the Compensation Committee and entities affiliated with these members, see the discussion below under the heading "Certain Relationships and Related Transactions".

                      REPORT OF THE COMPENSATION COMMITTEE

     This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

     Final decisions regarding compensation and stock option grants to executive officers are made by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of three independent non-employee Directors, appointed by the Board, none of whom has any interlocking relationship as defined by the Securities and Exchange Commission.

GENERAL COMPENSATION POLICY

     The Compensation Committee acts on behalf of the Board to establish the general compensation policy of the Company. The Compensation Committee reviews base salary levels and target bonuses for the Chief Executive Officer and other executive officers of the Company at or about the beginning of each year. The Compensation Committee also administers the 1997 Incentive Plan and reviews the equity compensation of the Chief Executive Officer and other executive officers at or about the beginning of each year.

     The Compensation Committee's philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate and individual performance. Consistent with this philosophy, annual salary adjustments and the incentive component of executive officer compensation is determined after a review of the Company's and individual's performance for the previous year. The evaluation of Company performance is based in significant part on an evaluation of the Company's financial performance compared to plan. Long-term equity incentives for executive officers are effected through the granting of stock options under the 1997 Incentive Plan. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

     The base salaries, incentive compensation and stock option grants of executive officers are also determined in part by the Compensation Committee reviewing data on prevailing compensation practices of companies with whom the Company competes for executive talent. To this end, in late 1997 the Compensation Committee retained Coopers & Lybrand L.L.P. to perform a comprehensive study (the "C&L Study") of the compensation practices of comparable companies to determine base salary, target bonuses and stock option awards for executive officers. The Compensation Committee used the C&L Study, as well as other updated information on comparable companies, in setting compensation in fiscal years 1998, 1999 and 2000.

     In preparing the performance graph for this proxy statement, the Company used the Standard & Poor's Medical Products & Supplies Index as its published line of business index. The C&L Study included some of the companies in the Medical Products and Supplies Index, as well as other companies that were believed to be competitive with the Company for executive talent.

FISCAL 2000 EXECUTIVE COMPENSATION

     Base Compensation. In early fiscal year 2000, the Company established the base salary for each executive officer for the fiscal year 2000 based on the performance of the Company and each executive officer in fiscal year 2000 and the C&L Study. The Compensation Committee increased the base salary for each executive officer an average of 7.5% for fiscal year 2000. The increase includes new base pay levels for executive officers who have had their roles and duties expanded in fiscal year 2000. The Compensation Committee also considered the substantial competition for executive talent in the San Francisco Bay Area, where the Company is headquartered.

     Incentive Compensation. The Compensation Committee also used the information described above as the basis for determining incentive compensation for the Company's executive officers. The target amount of bonus for each individual was established by the Company prior to the beginning of fiscal year 2000. The actual amount of bonus paid was based on the Compensation Committee's evaluation of the Company's and individual's performance in fiscal year 2000. In evaluating Company performance, the Compensation Committee placed substantial emphasis on the Company's sales and income growth and market share gains. Bonuses for executive officers for fiscal year 2000 were generally 100% of the target bonus.

     Stock Options. In January 1998, based in part on the C&L Study, the Compensation Committee decided to begin granting options to executive officers on a more regular, annual basis, as opposed to the more ad hoc basis that had been used before the Company went public. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate results, past performance, consistency within the executive's peer group and competitive conditions. The Compensation Committee retains the discretion to grant options more or less frequently, if it deems such appropriate. In August 2000, all executive officers were granted options. Executive officers who had not received an option for a number of years were generally granted larger options than executive officers who had received options more recently. The options granted to executive officers who had not recently received options were generally larger than the Compensation Committee expects to grant to such persons on an annual basis in the future. Stock options generally become exercisable over a five-year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant.

     Company Performance and Chief Executive Officer Compensation. On April 20, 2000, Mr. Fruth was re-appointed the Chief Executive Officer and President of the Company. Mr. Fruth's annual salary was set at $300,000 for fiscal year 2000 and he received a bonus of $133,333, or 50% of his base salary, in fiscal year 2000. The Compensation Committee based Mr. Fruth's salary and bonus on a number of factors, including comparative salaries of chief executive officers of companies in the Company's peer group, individual performance and the Company's performance against stated objectives.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Code. The 1997 Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for fiscal year 2000 for any executive officer to exceed $1,000,000.

                             COMPENSATION COMMITTEE

                               Terrance H. Gregg
                                William R. Grant
                             Francis R. Tunney, Jr.

                         REPORT OF THE AUDIT COMMITTEE

     This Report of the Audit Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

     The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board, which is attached to this proxy statement as Appendix A. The members of the Audit Committee are currently Edgar
J. Cummins (Chairman of the Audit Committee), William R. Grant, Terrance H. Gregg and Francis R. Tunney, Jr. The Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the matters required to be discussed by Statements on Auditing Standards No. 61 (Communications with Audit Committees) and No. 90 (Audit Committee Communications) with the independent accountants.

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $192,472.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $379,859.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                              THE AUDIT COMMITTEE

                                Edgar J. Cummins
                                William R. Grant
                               Terrance H. Gregg
                             Francis R. Tunney, Jr.

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total stockholder return on the common stock of the Company with the cumulative total return on the Nasdaq Stock Market and the Standard & Poor's Medical Products & Supplies Index from the first date the Company's common stock was publicly traded (August 5, 1997) to the last trading day in each subsequent month through December 31, 2000 (assuming the investment of $100 in the Company's common stock and in each of the indexes on the date of the Company's initial public offering, and reinvestment of all dividends).

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

[PERFORMANCE GRAPH]

                                                                           S&P HEALTH CARE
                  OCULAR SCIENCES,              NASDAQ STOCK              (MEDICAL PRODUCTS
                        INC.                    MARKET (U.S.)                & SUPPLIES)
                  ----------------              -------------             -----------------
8/5/97                  100.00                      100.00                      100.00
9/97                    112.80                      103.96                       95.86
12/97                   128.05                       96.84                       97.07
3/98                    155.49                      113.21                      116.00
6/98                    102.44                      116.85                      119.73
9/98                    130.49                      104.46                      144.93
12/98                   130.49                      135.22                      151.45
3/99                    139.94                      151.79                      151.13
6/99                     84.76                      165.65                      133.06
9/99                     94.51                      169.36                      133.04
12/99                    92.07                      250.95                      156.96
3/00                     76.75                      282.01                      163.19
6/00                     57.32                      244.59                      185.49
9/00                     58.54                      226.50                      191.41
12/00                    56.71                      152.36                      158.86

     The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the Company's fiscal year ended December 31, 2000 and through the present, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and related loans, which are described under the heading "Management -- Employment Agreements," and (ii) the transactions described below.

                             PAYMENTS TO DIRECTORS

     Fruth & Anthony, a law firm in which Terence M. Fruth, a director of the Company and the brother of John D. Fruth, the Chief Executive Officer of the Company, is a partner, has provided legal services to the Company since its formation. The Company made payments of $41,937 in fiscal year 2000 to Fruth & Anthony for such legal services.

     The Company entered into an agreement with Edgar Cummins, a member of its Board of Directors, pursuant to which Mr. Cummins will be paid a fee if the Company enters into certain strategic business transactions. The amount of the fee is 3/8% of the aggregate value of the transaction or $250,000, whichever is greater. The agreement also provides for Mr. Cummins to be paid up to $45,000 plus expenses for his services should a transaction not be concluded. The Company also entered into a separate consulting agreement with Mr. Cummins to act as the Company's interim Chief Financial Officer, pursuant to which he was paid $4,500 per week. In fiscal year 2000, Mr. Cummins was paid $151,200 for services and $54,818 for expenses as the Company's interim Chief Financial Officer and $28,057 for expenses associated with his role in the Company's strategic business transactions.

            LOANS TO OFFICERS AND DIRECTORS AND SEVERANCE AGREEMENTS
                             WITH CERTAIN OFFICERS

     Effective April 20, 2000, Norwick B. H. Goodspeed resigned as Chief Executive Officer and as a director of the Company. In connection with Mr. Goodspeed's resignation, the Company and Mr. Goodspeed entered into a separation agreement. Under the terms of that agreement, (i) the Company agreed to pay Mr. Goodspeed his accrued wages, salary, benefits and bonuses to date (less applicable withholding taxes), a severance payment in the amount of $100,000 (less applicable withholding taxes), and (ii) the Company agreed to forgive 50% of the principal amount of the $450,000 promissory note issued by Mr. Goodspeed to the Company reflecting the Company's loan to Mr. Goodspeed for purchase of a residence at the time of Mr. Goodspeed's employment with the Company.

     Effective June 2, 2000, Dr. John Lilley resigned as Vice President, Manufacturing of the Company. In connection with Dr. Lilley's resignation, the Company and Dr. Lilley entered into a separation agreement. Under the terms of that agreement, (i) the Company agreed to pay Dr. Lilley a termination payment equal to 147,039.19 British pounds, representing ten months' salary, bonus and all other benefits to which Dr. Lilley was entitled under his employment contract with the Company, less appropriate tax deductions by the Company, and
(ii) the Company agreed to permit Dr. Lilley to continue to use his Company car until March 30, 2001 and to remain covered by the Company's private medical plan until March 30, 2001.

                             ALLERGAN RELATIONSHIP

     William Grant, a director of the Company, is a member of the board of directors of Allergan and Francis Tunney, a director of the Company, is the Corporate Vice President -- Administration and Corporate Secretary of Allergan. Allergan and a division of Johnson & Johnson Vision Care, Inc., a competitor of the Company, have formed a strategic global alliance concerning research, educational and marketing initiatives. The alliance between Johnson & Johnson Vision Care and Allergan may present conflict-of-interest situations for Messrs. Grant and Tunney when acting in their capacities as directors of the Company. The Company has been advised by Messrs. Grant and Tunney that they will abstain from voting on any matter submitted to a vote of the Company's Board involving a potential conflict of interest related to the alliance between Allergan and Johnson & Johnson Vision Care.

                               SUBSEQUENT EVENTS

     On December 22, 2000, the Company signed a definitive agreement with Paris-based Essilor International (Compagnie Generale d'Optique) S.A. to acquire Essilor's contact lens business for cash. On February 12, 2001, the Company acquired the sales and distribution assets of Essilor's contact lens business in Europe, the United States and other locations, and manufacturing facilities in France, United Kingdom and Albuquerque, New Mexico for approximately $47,000,000. This acquisition provides the Company with enhanced sales and distribution channels in Europe and the United States, new product lines and additional research and development expertise.

                              INDEPENDENT AUDITORS

     KPMG LLP, the Company's independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board selects the Company's independent auditors.

                 STOCKHOLDER PROPOSALS AND REPORT ON FORM 10-K

     Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on Tuesday, December 26, 2001, in addition to other applicable requirements, in order to be included in the Company's proxy statement and form of proxy relating to the meeting. Additionally, proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders without inclusion of the proposals in the Company's proxy statement and form of proxy relating to the meeting must be received by the Company at its principal executive offices no later than the close of business on Monday, March 26, 2002.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED WITHOUT CHARGE ON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 1855 GATEWAY BOULEVARD, SUITE 700, CONCORD, CALIFORNIA, 94520.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership on a Form 3 and reports of changes in ownership on a Form 4 or Form 5. Such persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, the Company's officers and directors and beneficial owners of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that,
(i) Sidney B. Landman filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company; (ii) Bradley S. Jones filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company and a late report on Form 4 covering one transaction; (iii) James M. Welch filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company and a late report on Form 5 covering two transactions; (iv) William B. Downs filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company and a late report on Form 5 covering twelve transactions; (v) Linda A. Hoffman filed a late report on Form 3 reporting her beneficial ownership when she became an executive officer of the Company, a late report on Form 5 covering six transactions and a late report on Form 4 covering one transaction; (vi) Gary Tom filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company and a late report on Form 5 covering one transaction; (vii) Simone Reynolds filed a late report on Form 3 reporting her beneficial ownership when she became an executive officer of the Company; (viii) Christopher Marmo filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company; (ix) John Weber filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company and a late report on Form 5 covering one transaction; and (x) Richard Franz filed a late report on Form 3 reporting his beneficial ownership when he became an executive officer of the Company and a late report on Form 5 covering three transactions.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ John D. Fruth

                                          John D. Fruth
                                          Chief Executive Officer, President and
                                          Chairman of the Board of Directors

Dated: April 23, 2001

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
               OF THE BOARD OF DIRECTORS OF OCULAR SCIENCES, INC.

AUDIT COMMITTEE MISSION

     The Audit Committee has the responsibility to provide assistance to the Corporate Directors relating to accounting, auditing and reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. The Committee should provide an appropriate communications channel with Directors, independent auditors and financial management.

AUDIT COMMITTEE COMPOSITION

     The Audit Committee shall be composed of individuals with a sufficient degree of financial competence which allows them to provide the required assistance to the Corporate Directors. This Committee shall be independent of management and report only to the full board. Current members include Ed Cummins, Bill Grant and Frank Tunney. Each member will hold office until resignation or until otherwise determined by the board. The Committee is currently chaired by Ed Cummins.

AUDIT COMMITTEE MEETINGS

     The Audit Committee shall meet three times per year at a minimum including review of audit plan and scope, review of independent auditors letter of recommendations provided to management as well as one other time during the year for matters as may periodically come before the Audit Committee. In addition, the Audit Committee Chair shall meet with the independent auditors prior to the release of earnings on a quarterly basis to review proposed adjustments, reserves, accounting estimates and financial reporting issues.

AUDIT COMMITTEE RESPONSIBILITIES

     - Recommend the appointment of the independent auditor to the Board.

     - Review the independent auditors proposed audit scope and audit approach.

     - Review the independent auditor's letter of recommendations provided to management and management's responses, as well as review with the independent auditor any difficulties encountered in the course of the audit and any disagreements with management.

     - Review management's and the independent auditor's evaluation of the Company's system of internal controls and financial reporting procedures.

     - Review the independent auditors fee arrangements for professional services (including non-audit services).

     - Review with the company's legal counsel, any legal matters that could have a significant impact on the company's financial statements or disclosures.

     - Review with financial management and the independent auditor significant proposed adjustments, reserves, accounting estimates and financial reporting issues prior to the release of the quarterly financial statements.

     - Review with the independent auditor any relationships with the company or related parties for the purpose of determining independence and objectivity.

     - Review with financial management and the independent auditors the qualitative judgments about the appropriateness of accounting principles and clarity of disclosures.

     - Review with financial management any major changes to the company's accounting principles.

     - Draft the description for the annual report of the Audit Committee's composition and responsibilities and how they were discharged.

     - Perform other oversight functions as determined by the full board.

         OCULAR SCIENCES, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    The undersigned hereby appoints John D. Fruth and Sidney B. Landman, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of Ocular Sciences, Inc. (the "Company"), held of record by the undersigned on April 9, 2001, at the Annual Meeting of the Company to be held at The Hilton Concord, 1970 Diamond Boulevard, Concord, California, on May 24, 2001, at 9:00 a.m. Pacific Daylight Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1. ELECTION OF DIRECTORS.

                  [ ]FOR ALL NOMINEES LISTED BELOW
                   (EXCEPT AS INDICATED TO THE CONTRARY BELOW)

                  [ ]FOR ALL NOMINEES LISTED BELOW                    [ ]WITHHOLDING AUTHORITY TO
                   (EXCEPT AS INDICATED TO THE CONTRARY BELOW)         VOTE FOR ALL NOMINEES LISTED BELOW

Nominees: John D. Fruth, Edgar J. Cummins, Terence M. Fruth, William R. Grant,
          Francis R. Tunney, Jr. and Terrance H. Gregg.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

Exceptions:
---------------------------------------------------------------------------

    The Board of Directors recommends that you vote FOR the election of all nominees listed in this Proposal 1.

2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 3,000,000 SHARES TO 4,400,000 SHARES.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

    The Board of Directors recommends that you vote FOR this Proposal 2.

3. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING.
                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                           -------------------------------------
                                                (PRINT STOCKHOLDER(S) NAME)

                                           -------------------------------------
                                              (SIGNATURE(S) OF STOCKHOLDER OR
                                                   AUTHORIZED SIGNATORY)

                                           -------------------------------------
                                              (TITLE OF AUTHORIZED SIGNATORY)

                                           Dated: ------------------------, 2001

    Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
                                COMPLETE, DATE,
 SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR
                                     SHARES
                       MAY BE REPRESENTED AT THE MEETING.